Exhibit 10.3

Exhibit D

Director Form of Option Agreement

Exhibit D

Non-Employee Director—Accelerated Vesting on a Change in Control

Option No.:

ROSETTA STONE INC.
2006 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

Rosetta Stone Inc., a Delaware corporation (the “Company”), hereby grants an option to purchase shares of its Common Stock, $.001 par value, (the “Stock”) to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Company’s 2006 Stock Incentive Plan (the “Plan”).

Grant Date:	, 200

Name of Optionee:

Number of Shares Covered by Option:

Option Price per Share: $	.

Vesting Start Date:	, 20

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Optionee:
(Signature)

Company:
(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument

ROSETTA STONE INC.
2006 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

Nonqualified Stock Option

This option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.

Vesting

This option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested shares not less than 100 shares, unless the number of shares purchased is the total number available for purchase under the option, by following the procedures set forth in the Plan and below in this Agreement.

Your right to purchase shares of Stock under this option vests as to one-fourth (1/4) of the total number of shares covered by this option, as shown on the cover sheet (the “Option Shares”), on the one-year anniversary of the Vesting Start Date (“Anniversary Date”), provided you then continue in Service. Thereafter, for each such vesting date that you remain in Service, the number of shares of Stock which you may purchase under this option shall vest at the rate of one-sixteenth (1/16th) of the Option Shares per three month period following the Anniversary Date. The resulting aggregate number of vested shares will be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this option.

Notwithstanding the vesting schedule set forth above, if you have been a member of the Board of Directors for two (2) years, your Option Shares will become 100% vested upon the occurrence of a Change of Control as defined in the Plan provided, however, that a Change of Control shall not include a bona fide, firm commitment underwritten public offering of the common stock of the Corporation pursuant to a registration statement declared effective under the Securities Act of 1933, as amended.

No additional shares of Stock will vest after your Service has terminated for any reason.

Term

Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your option will expire earlier (but never later) if your Service terminates, as described below.

Termination Other Than Cause

If your Service terminates for any reason, other than Cause, then the unvested portion of your option will expire at the close of business at Company headquarters on your termination date.

Termination for Cause

If your Service is terminated for Cause, then you shall immediately forfeit all rights to your option and the option shall immediately expire.

Notice of Exercise

When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many shares you wish to purchase (in a parcel of at least 100 shares generally). Your notice must also specify how your shares of Stock should be registered (in your name only or in your and your spouse’s names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the option price for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

•	Cash, your personal check, a cashier’s check, a money order or another cash equivalent acceptable to the Company.

•	By causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to you with a fair market value, determined as of the effective date of the option exercise, equal to the option price

•	Shares of Stock which have already been owned by you. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option price.

•

To the extent a public market for the Stock exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option price and any withholding taxes.

Transfer of Option

During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your option in any other way.

Market Stand-off Agreement

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares of Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters (not to exceed 180 days in length).

Investment Representation

If the sale of Stock under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Stock being acquired upon exercise of this option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

No Transfer

You cannot sell, transfer or assign any shares of Stock acquired on exercise of this option without the Company’s consent other than to immediate family members or a trust established for your benefit or your immediate family members. You may, however, dispose of the shares acquired on exercise of this option in your will or they may be transferred upon your death by the laws of descent and distribution. These restrictions apply to any person to whom Stock that was originally acquired pursuant to this option is bequeathed, gifted, transferred or otherwise disposed of, without regard to the number of such subsequent transferees or the manner in which they acquire the Stock.

This restriction on transfer shall terminate in the event that the Stock is listed on an established national or regional stock exchange, is admitted for quotation on The Nasdaq Stock Market, Inc., or is publicly traded in an established securities market.

Right to Repurchase

Following termination of your Service for any reason, the Company shall have the right to purchase all of those shares of Stock that you have or will acquire under this option. If the Company exercises its right to purchase the shares, the Company will notify you of its intention to purchase such shares, and will consummate the purchase within one year (or 90 days to the extent required by applicable law) of your termination of Service or, in the case of Stock acquired after your termination of Service, within one year (or 90 days to the extent required by applicable law) of the date of exercise. The purchase price shall be the Fair Market Value of the shares on the date of your termination of Service if the Company exercises its right to purchase such shares within 90 days of your termination of Service or exercises its right within 90 days of the date of your exercise of the option following termination of Service; otherwise the purchase price shall be the Fair Market Value of the shares on the date the Company gives you notice of its intent to exercise its right to purchase the shares. The Company’s rights of repurchase shall terminate in the event that the Stock is listed on an established national or regional stock exchange, is admitted for quotation on The Nasdaq Stock Market, Inc., or is publicly traded in an established securities market.

Retention Rights

Neither your option nor this Agreement give you the right to be retained by the Company (or any Parent, Subsidiaries or Affiliates) in any capacity. The Company (and any Parent, Subsidiaries or Affiliates) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights

You, or your estate or heirs, have no rights as a shareholder of the Company until a certificate for your option’s shares has been issued (or an appropriate book entry has been made). No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made), except as described in the Plan.

Adjustments

In the event of a stock split, a stock dividend or a similar change in the Stock, the number of shares covered by this option and the option price per share may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

All certificates representing the Stock issued upon exercise of this option shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO

PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION OR QUALIFICATION THEREOF UNDER SUCH ACT AND SUCH APPLICABLE STATE OR OTHER JURISDICTION’S SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.”

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

Other Agreements

You agree, as a condition of the grant of this option, that in connection with the exercise of the option, you will execute such document(s) as necessary to become a party to any shareholder agreement or voting trust as the

Company may require.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.